SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

RADIO ONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

301-306-1111

April 25, 2005

Dear Fellow Stockholder:

You are cordially invited to attend the 2005 annual meeting of stockholders of Radio One, Inc. (“Radio One”), to be held on Wednesday, May 25, 2005 at 9:30 a.m. Eastern Time, at The Hotel George, 15 E Street, NW, Washington, D.C.

At this meeting you will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also enclosed are Radio One’s Annual Report on Form 10-K/A for the year ended December 31, 2004 and a proxy card.

Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented and voted at the meeting. After reading the attached proxy statement, please complete, sign, date and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the annual meeting should you later decide to do so.

Your cooperation in promptly returning your completed proxy is greatly appreciated. We look forward to seeing you at the annual meeting.

Sincerely,

Alfred C. Liggins, III Chief Executive Officer

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

301-306-1111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

NOTICE IS HEREBY GIVEN that the 2005 annual meeting of stockholders of RADIO ONE, INC., a Delaware corporation (the “Company”), will be held on May 25, 2005 at 9:30 a.m. Eastern Time, at The Hotel George, 15 E Street, NW, Washington, D.C. to consider and act upon the following matters:

(1)    The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2006 annual meeting of stockholders or until their successors are duly elected and qualified.

(2)    The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock as directors to serve until the 2006 annual meeting of stockholders or until their successors are duly elected and qualified.

(3)    The ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2005.

(4)    The transaction of such other business as may properly come before the 2005 annual meeting or any adjournment thereof.

At this time, the Board of Directors is not aware of any other business that will be presented for consideration at the 2005 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3 TO BE PRESENTED AT THE ANNUAL MEETING.

Only Class A and Class B stockholders of record at the close of business on April 15, 2005 will be entitled to vote at the 2005 annual meeting or any adjournment thereof. The 2005 annual meeting may be adjourned from time to time without notice other than by announcement at the meeting. A list of stockholders entitled to vote at the 2005 annual meeting will be available for inspection by any stockholder, for any reason germane to the Meeting, during ordinary business hours during the ten days prior to the meeting at the Company’s offices at 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706. If you wish to view the list of stockholders, please contact John W. Jones, the Company’s Assistant Secretary, at (301) 306-1111.

We hope that you will be able to attend the 2005 annual meeting in person. However, whether or not you plan to attend, please complete, date, sign, and return the enclosed proxy card promptly to ensure that your shares are represented at the meeting. If you do attend the meeting, you may revoke your proxy if you wish to vote in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the meeting.

By order of the Board of Directors

John W. Jones

Assistant Secretary

Dated: April 25, 2005

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

The annual meeting of stockholders of Radio One, Inc. will be held on May 25, 2005 at 9:30 a.m. Eastern Time, at The Hotel George, 15 E Street, NW, Washington, D.C.

ABOUT THIS PROXY STATEMENT

Our board of directors has sent you this proxy statement to solicit your vote at the annual meeting (including any adjournment or postponement of the annual meeting). This proxy statement and a copy of our annual report on Form 10-K/A for the year ended December 31, 2004 are first being mailed on or about April 25, 2005 to stockholders of record at the close of business on April 15, 2005.

We will pay all expenses incurred in connection with this proxy solicitation. We will solicit proxies by mail, and the directors, officers and employees of Radio One may also solicit proxies by telephone, facsimile, telegram or in person. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. We will bear the costs of preparing and mailing the proxy materials to record holders such as brokerage houses and other custodians, nominees and fiduciaries, for their forwarding of the proxy materials to the beneficial owners on whose behalf they hold shares. Upon request, we will also reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to the beneficial owners.

Only stockholders of record of Class A and Class B common stock at the close of business on April 15, 2005, the record date, will be entitled to vote at the meeting. As of the record date, there were 21,111,249 shares of Class A common stock and 2,867,463 shares of Class B common stock issued, outstanding and eligible to vote. Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.

HOW YOU CAN VOTE

If you are a stockholder of record of our Class A or Class B common stock as of the close of business on April 15, 2005, you may vote your shares:

By Proxy: You can vote by completing, signing and dating the enclosed proxy card and returning it to us by mail in the postage-paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•	Proxies received from the holders of Class A common stock will be voted FOR all of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

•	Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

(i)	All of the other nominees for director;

(ii)	Ratification of the appointment of Ernst & Young LLP as independent auditors for Radio One for the year ending December 31, 2005; and

(iii)	At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

In Person: You may attend the annual meeting and vote in person.

REVOCATION OF YOUR PROXY

You may revoke your proxy before it is voted at the meeting if you:

•	send a written notice of revocation to our Assistant Secretary dated after the date of your most recently delivered proxy;

•	send a proxy to our Assistant Secretary dated after the date of your most recently delivered proxy for the same shares of common stock; or

•	attend the annual meeting AND vote in person there.

The address of our Assistant Secretary is 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706, Attention: John W. Jones, Assistant Secretary.

THE PROPOSALS

At the meeting, our stockholders will be asked to:

(1)	elect Brian W. McNeill and Terry L. Jones as Class A directors to serve until the 2006 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

(2)	elect Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock as directors to serve until the 2006 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);

(3)	ratify the appointment of Ernst & Young LLP as independent auditors for Radio One for the year ending December 31, 2005 (Proposal 3); and

(4)	transact such other business as may properly come before the meeting or any adjournment thereof.

No matters other than those referred to above are presently scheduled to be considered at the meeting.

VOTING SECURITIES

Our amended and restated certificate of incorporation provides that each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. At the close of business on April 15, 2005, there were 21,111,249 outstanding shares of our Class A common stock and 2,867,463 outstanding shares of our Class B common stock. Accordingly, a total of 49,785,879 votes may be cast at the meeting. All shares of Class A and Class B common stock represented at the meeting by properly executed proxies received prior to the vote at the meeting, unless previously revoked, will be voted in accordance with the instructions indicated thereon. Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

QUORUM AND REQUIRED VOTES

A quorum of stockholders is necessary to take action at the meeting. A quorum exists when the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a matter to be acted upon at the meeting are present in person or by proxy. Abstentions and instructions to withhold voting authority, but not broker non-votes, are counted as present for purposes of determining whether there is a quorum. A broker non-vote occurs when a nominee who holds shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder if the time and place of the adjourned meeting is announced at the meeting at which the adjournment was taken. At the adjourned meeting, Radio One may transact any business which might have been transacted at the original meeting.

If a quorum is present at the meeting:

•	the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;

•	the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees; and

•	the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the ratification of the appointment of the independent auditors.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld. Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting.

VOTING SHARES COMMITTED

We have been advised by various members of management and the board of directors who, in the aggregate, hold or otherwise have voting power with respect to 701,447 shares of Class A common stock and 2,861,843 shares of Class B common stock (together representing approximately 58.9% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. You can identify some of these forward-looking statements by our use of words such as “anticipates,” “believes,”

“continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecast or anticipated in such forward-looking statements.

You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2005 by:

•	each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

•	each of the executive officers named in the Summary Compensation Table;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.

Each stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders. The number of shares of stock includes all shares that may be acquired within 60 days of March 31, 2005 through the exercise of options.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Catherine L. Hughes(1)(2)(3)(4)(7)	1,000	*	851,536	29.7%	3,121,048	99.6%	8,272,168	10.6%

Alfred C. Liggins, III(1)(2)(5)(6)(7)	37,936	*	2,010,307	70.1	3,121,048	99.6	11,163,582	14.3

Scott R. Royster(8)	352,364	1.6%	—	—	—	—	734,351	*

Linda J. Eckard Vilardo(9)	18,528	*	—	—	—	—	360,154	*

Mary Catherine Sneed(10)	230,922	1.1	—	—	—	—	528,000	*

Terry L. Jones(11)	50,458	*	—	—	—	—	141,716	*

Brian W. McNeill(12)	26,434	*	—	—	—	—	126,435	*

L. Ross Love(13)	250	*	—	—	—	—	291,651	*

D. Geoffrey Armstrong(14)	10,000	*	—	—	—	—	20,000	*

Ronald E. Blaylock(15)	—	—	—	—	—	—	25,000	*

Ariel Capital Management, Inc.(16)	—	—	—	—	—	—	6,385,973	8.2

Massachusetts Financial Services Co.(17)	2,815,570	12.7	—	—	—	—	—	*

All Directors and Named Executives as a group (10 persons)	727,892	3.3	2,861,843	99.8	3,121,048	99.6	15,420,961	19.8

*	Less than 1%
(1)	The 3,121,048 shares of Class C common stock and 6,242,096 shares of Class D common stock are held by Hughes-Liggins Family Partners, L.P., the limited partners of which are the Catherine L. Hughes

Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary), and the general partner of which is Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999.

(2)	The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One’s directors.
(3)	The shares of Class B common stock and 1,528,072 shares of Class D common stock are held by the Catherine L. Hughes Revocable Trust, dated March 2, 1999 (of which Ms. Hughes is the trustee and sole beneficiary).
(4)	Includes 500,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005.
(5)	The shares of Class B common stock and 3,845,614 shares of Class D common stock are held by the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999 (of which Mr. Liggins is the trustee and sole beneficiary).
(6)	Includes 625,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005.
(7)	As of March 31, 2005 the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 18.2% and 56.6%, respectively.
(8)	Includes 18,646 shares of Class A common stock and 87,292 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005.
(9)	Includes 7,799 shares of Class A common stock and 107,654 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005.
(10)	Includes 525,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005.
(11)	Includes 45,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005, 300 shares of Class A common stock and 600 shares of Class D common stock held by each of Mr. Jones’ three daughters, and 1 share of Class A common stock and 93,702 shares of Class D common stock held by Syncom Capital Corporation. Mr. Jones is the President of Syncom Capital Corporation and may be deemed to share beneficial ownership of shares of Class A and Class D common stock held by Syncom Capital Corporation by virtue of his affiliation with Syncom Capital Corporation. Mr. Jones disclaims beneficial ownership of such shares.
(12)	Includes 70,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005.
(13)	Includes 20,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005, 39,620 shares of Class D common stock held by LRL Trading, L.L.C., 5,458 shares of Class D common stock held by LRC Love Limited Partnership and 207,200 shares of Class D common stock held by LRL Investments LP. Mr. Love has a controlling interest in LRL Trading, L.L.C., LRC Love Limited Partnership and LRL Investments LP. He may be deemed to be the beneficial owner of the shares held by those entities by virtue of his affiliation. Also includes 14,827 shares of Class D common stock held by Mr. Love’s spouse. Mr. Love disclaims beneficial ownership of those shares.
(14)	Includes 20,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005.
(15)	Includes 15,000 shares of Class D common stock obtainable upon the exercise of stock options exercisable within 60 days of March 31, 2005.
(16)	The address of Ariel Capital Management, Inc. is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601. This information is based on a Schedule 13G/A filed on February 13, 2005.
(17)	The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, MA 02116. This information is based on a Schedule 13G filed on February 10, 2005.

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS

(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2005 annual meeting to serve until the 2006 annual meeting. The two nominees are Brian W. McNeill and Terry L. Jones. Each of them is an incumbent director. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, the two nominees must receive the affirmative vote of a majority of the votes cast by the holders of the Class A common stock. There is no cumulative voting for the board of directors. The table below contains certain biographical information about the nominees for Class A director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF

THE PERSONS NOMINATED FOR CLASS A DIRECTOR IN PROPOSAL 1.

Nominees For Class A Director

Terry L. Jones

Director since 1995

Age: 58

Since 1990, Mr. Jones has been President of Syndicated Communications, Inc., a communications venture capital investment company, and its wholly owned subsidiary, Syncom Capital Corporation. He joined Syndicated Communications, Inc. in 1978 as a Vice President. Mr. Jones serves in various capacities, including director, president, general partner and vice president, for various other entities affiliated with Syndicated Communications, Inc. He also serves on the board of directors of Delta Capital Corporation, Sun Delta Capital Access Center, the Southern African Enterprise Development Fund and Cyber Digital Inc., a publicly held company.

Brian W. McNeill

Director since 1995

Age: 49

Mr. Brian McNeill is a founder and Managing General Partner of Alta Communications, the successor firm to Burr, Egan, Deleage & Co. He specializes in identifying and managing investments in the traditional sectors of the media industry, including radio and television broadcasting, cable television, outdoor advertising and other advertising-based or cash flow-based businesses. Mr. McNeill currently serves on the boards of directors of a number of companies in the radio and television industries. He joined Burr, Egan, Deleage & Co. as a General Partner in 1986, where he focused on the media and communications industries. Previously, Mr. McNeill formed and managed the broadcasting lending division at the Bank of Boston. He received an MBA from the Amos Tuck School of Dartmouth College and graduated magna cum laude with a degree in economics from the College of the Holy Cross.

PROPOSAL 2—ELECTION OF OTHER DIRECTORS

Five other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting to serve until the 2006 annual meeting. The five nominees are Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock. All five nominees are incumbent directors. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, the five persons nominated for director must receive the affirmative vote of a majority of the votes cast by all stockholders entitled to vote. There is no cumulative voting for the board of directors. The table below contains certain biographical information about the nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

EACH OF THE PERSONS NOMINATED IN PROPOSAL 2.

Nominees For Other Director

Catherine L. Hughes

Chairperson of the Board and

Secretary

Director since 1980

Age: 58

Ms. Hughes has been Chairperson of the Board of Directors and Secretary of Radio One since 1980, and was Chief Executive Officer of Radio One from 1980 to 1997. Since 1980, Ms. Hughes has worked in various capacities for Radio One including President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is also the mother of Mr. Liggins, Radio One’s Chief Executive Officer, President, Treasurer and Director.

Alfred C. Liggins, III

Chief Executive Officer,

President and Treasurer

Director since 1989

Age: 40

Mr. Liggins has been Chief Executive Officer of Radio One since 1997, and President and Treasurer since 1989. Mr. Liggins joined Radio One in 1985 as an account manager at WOL-AM. In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Radio One’s Washington, D.C. operations. After becoming President, Mr. Liggins engineered Radio One’s expansion into new markets. Mr. Liggins is a graduate of the Wharton School of Business/Executive MBA. Program. Mr. Liggins is the son of Ms. Hughes, Radio One’s Chairperson and Secretary.

D. Geoffrey Armstrong

Director since 2001

Age: 47

Mr. Armstrong is currently Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief

Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc. in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until SFX Broadcasting was sold in 1998.

L. Ross Love

Director since 2001

Age: 58

Mr. Love is currently the President and Chief Executive Officer of Blue Chip Enterprises, LLC, which owns and operates J&M Precision Machining, a manufacturer of power train components for the automotive industry. Previously, Mr. Love was the President and Chief Executive Officer of Blue Chip Broadcasting, Inc., which was acquired by Radio One in August 2001. Mr. Love founded Blue Chip in 1995, growing the company to 19 stations in six markets. Prior to founding Blue Chip, Mr. Love had a 28-year career at Procter & Gamble, serving the last 10 years as Vice President, Advertising for P&G Worldwide.

Ronald E. Blaylock

Director since 2002

Age: 45

Mr. Blaylock is the Founder, Chairman and Chief Executive Officer of Blaylock & Partners, L.P., an investment banking firm. Mr. Blaylock held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Partners in 1993. Mr. Blaylock is also a director of the W.R. Berkley Corporation, a publicly held company.

Executive Officers

In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer, President and Treasurer, is included above in the section “Nominees for Other Directors.”

Scott R. Royster

Executive Vice President

and Chief Financial Officer

Age: 40

Mr. Royster has been Executive Vice President of Radio One since 1997 and Chief Financial Officer of Radio One since 1996. Prior to joining Radio One, he served as an independent consultant to Radio One. From 1995 to 1996, Mr. Royster was a principal at TSG Capital Group, LLC, a private equity investment firm located in Stamford, Connecticut, which became an investor in Radio One in 1987. Mr. Royster has also served as an associate and later a principal at Capital Resource Partners from 1992 to 1995, a private capital investment firm in Boston, Massachusetts. Mr. Royster is a graduate of Duke University and Harvard Business School.

Mary Catherine Sneed

Chief Operating Officer

Age: 53	Ms. Sneed has been Chief Operating Officer of Radio One since January 1998. Prior to assuming her current position, Ms. Sneed was the General Manager of Radio One of Atlanta, Inc. a Radio One affiliate. Prior to joining Radio One of Atlanta in 1995, she held various positions with Summit Broadcasting, including Executive Vice President of the Radio Division, and Vice President of Operations from 1992 to 1995. Ms. Sneed is a graduate of Auburn University.

Linda J. Eckard Vilardo

Vice President, Assistant Secretary

and Chief Administrative Officer

Age: 47

Ms. Vilardo has been Chief Administrative Officer of Radio One since November 2004, Assistant Secretary of Radio One since April 1999 and Vice President of Radio One since February 2001. Ms. Vilardo was also the General Counsel of Radio One from January 1998 to January 2005. Prior to joining Radio One as General Counsel, Ms. Vilardo represented Radio One as outside counsel. Ms. Vilardo was a partner in the Washington, D.C. office of Davis Wright Tremaine LLP from August 1997 to December 1997. Prior to joining Davis Wright Tremaine LLP, Ms. Vilardo was a shareholder of Roberts & Eckard, P.C., a firm that she co-founded in April 1992. Ms. Vilardo is a graduate of Gettysburg College, the National Law Center at George Washington University and the University of Glasgow. Ms. Vilardo is admitted to the District of Columbia Bar.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Radio One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of our common stock and other equity securities. On the basis of reports and representations submitted by Radio One’s directors, executive officers, and greater than ten percent owners, we believe that all required Section 16(a) filings for the fiscal year ended December 31, 2004 were timely made, except that each of Mr. Jones and Mr. Love did not timely file one Form 4.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Presently, there are seven members of the board of directors, five of whom are neither officers nor employees of Radio One. The board held four meetings during 2004. Each director attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served.

Directors’ Fees

Our non-officer directors each receive a retainer of $20,000 annually and are reimbursed for all out-of-pocket expenses related to meetings attended. Directors serving as Chairperson of a committee of the board of directors receive an extra $10,000 per annum. During 2003 and 2004, each of our non-officer directors also received options to purchase 5,000 shares of Class D common stock. Our officers who serve as directors do not receive compensation for their services as directors other than the compensation they receive as officers of Radio One.

Communication with the Board

The Company’s stockholders may communicate directly with the Company’s board of directors. All communications should be in written form and directed to the Company’s Assistant Secretary at the following address:

Assistant Secretary

Radio One, Inc.

5900 Princess Garden Parkway, 7th Floor

Lanham, MD 20706

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Company’s board of directors. Each communication intended for the Company’s board of directors and received by the Assistant Secretary that is related to the operation of the Company and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Committees of the Board of Directors

The board has adopted certain standing committees, including an audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee consists of D. Geoffrey Armstrong, Brian McNeill and L. Ross Love, all of whom satisfy the requirements for audit committee membership under the listing standards of the Nasdaq Stock Market. During 2004, the audit committee consisted of D. Geoffrey Armstrong, Ronald Blaylock and L. Ross Love. Mr. McNeill replaced Mr. Blaylock on the audit committee in January 2005. The board of directors has determined that Mr. Armstrong qualifies as an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act.

The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Radio One, and as part of this responsibility the audit committee:

•	selects our independent auditors;

•	reviews the services performed by the independent auditors, including non-audit services, if any;

•	reviews the scope and results of the annual audit;

•	reviews the adequacy of the system of internal accounting controls and internal control over financial reporting;

•	reviews and discusses the financial statements and accounting policies with management and the independent auditors;

•	reviews the performance and fees of the independent auditors;

•	reviews the independence of the auditors;

•	reviews the audit committee charter; and

•	reviews related party transactions, if any.

Report of the Audit Committee of the Board of Directors of Radio One, Inc.

This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Radio One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The audit committee’s responsibilities are as described in a written charter adopted by the board. The audit committee charter is posted on the company’s website located at www.radio-one.com. The audit committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the board have established, and the audit process. In fulfilling these responsibilities, the committee, among other things, oversees the independent auditors and confirms their independence, oversees internal accounting and financial staffing, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The committee met six times during 2004, and its meetings regularly include separate sessions with the Company’s independent auditors, in each case without the presence of the Company’s management. As part of its oversight of the Company’s financial statements, the committee reviewed and discussed with both management and the Company’s independent auditors the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly operating results prior to their issuance. During 2004, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the committee. The committee also held discussions with management and the independent auditors regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, which includes, among other items, matters related to the conduct of the annual audit of the Company’s financial statements. In addition, the committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee:

D. Geoffrey Armstrong

L. Ross Love

Brian W. McNeill

Compensation Committee

Our compensation committee consists of Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong. The functions of the compensation committee include:

•	reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock option grants;

•	establishing and reviewing policies regarding executive officer perquisites; and

•	performing such other duties as shall from time to time be delegated by the board.

The compensation committee held three meetings during 2004.

Nominating Committee

Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill. The nominating committee is responsible for the recommendation of the criteria for selection of board members and assisting the board in identifying candidates. The nominating committee held one meeting during 2004. The nominating committee does not have a charter.

The nominating committee reviews the qualifications of all persons recommended by stockholders as nominees to the board of directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the board of directors. Following such evaluation, the nominating committee will make recommendations for director membership and review such recommendations with the board, which will decide whether to invite the candidate to be a nominee for election to the board.

For a stockholder to submit a candidate for consideration to the nominating committee, a stockholder must notify Radio One’s Assistant Secretary. To make a recommendation for director nomination in advance of an annual meeting of Radio One, a stockholder must notify Radio One’s Assistant Secretary in writing no later than 120 days prior to the anniversary of the date of the prior year’s annual meeting proxy statement. Notices should be sent to:

Assistant Secretary

Radio One, Inc.

5900 Princess Garden Parkway

7th Floor

Lanham, MD 20706

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the Securities and Exchange Commission.

Controlled Company Exemption

We are a “controlled company” under rules governing the listing of our securities on the Nasdaq Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our Chief Executive Officer, President and Treasurer. See “Voting Securities” and “Principal Stockholders” above. Therefore, we are not subject to Nasdaq Stock Market listing rules that would otherwise require us to have (i) a majority of independent directors on the board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the Nasdaq Stock Market Rules. The code of ethics is available on our website, www.radio-one.com, or can be obtained without charge by written request to Assistant Secretary, Radio One, Inc. 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706. We do not anticipate making material amendments to or waivers from the provisions of the code of ethics. If we make any material amendments to our code of ethics, or if our board of directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation for our Chief Executive Officer and each of our other four most highly compensated executive officers (the “Named Executives”) for the years ended December 31, 2004, 2003, and 2002 (as applicable):

Summary Compensation Table

Name and Principal Positions	Year	Salary	Bonus(1)	Restricted Stock Awards	Securities Underlying Options	All Other Compensation(2)
Catherine L. Hughes Chairperson of the Board of Directors and Secretary	2004 2003 2002	$394,000 399,000 399,000	$220,000 130,000 200,000	— — —	— — —	— — —

Alfred C. Liggins, III Chief Executive Officer, President, Treasurer and Director	2004 2003 2002	$525,000 500,000 500,000	$620,000 340,000 600,000	— — —	1,500,000 — —	— — —

Scott R. Royster Executive Vice President and Chief Financial Officer	2004 2003 2002	$394,000 375,000 375,000	$175,000 120,000 180,000	— — —	— 100,000 —	— — —

Mary Catherine Sneed Chief Operating Officer	2004 2003 2002	$394,000 375,000 375,000	$200,000 120,000 180,000	— — —	— 100,000	— — —

Linda J. Eckard Vilardo Chief Administrative Officer, Vice President and Assistant Secretary	2004 2003 2002	$394,000 275,000 275,000	$200,000 140,000 180,000	— — —	— 100,000 —	— — —

(1)	Bonuses were paid the year subsequent to being earned.
(2)	Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer and, therefore, is not required to be disclosed pursuant to the rules of the Commission.

Employment Agreements

President and Chief Executive Officer.    Alfred C. Liggins, III, is employed as our President, Chief Executive Officer, Treasurer and a member of the Board of Directors. Under an employment agreement which expired on April 9, 2005, Mr. Liggins was entitled to an annual base salary of $500,000 beginning in 2001, which was subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. In connection with the employment agreement, Mr. Liggins agreed to purchase from us and we agreed to sell to him 1,500,000 unregistered shares of Class D common stock for a purchase price of $14.07 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Mr. Liggins. Please refer to page 19 “Executive Officers’ Loans” for a more detailed discussion. A renewal of Mr. Liggins’ employment agreement is currently being negotiated.

Chief Financial Officer.    Scott R. Royster is employed as Executive Vice President, Chief Financial Officer under an amended and restated employment agreement effective October 18, 2000. Under that agreement, Mr. Royster’s employment term was extended through October 17, 2005, with an optional five year extension upon mutual agreement of the parties. His employment agreement provides for an annual base salary of $300,000 beginning in 2000, which is subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. Under the terms of the employment agreement, Mr. Royster also received from us an interest free loan in the amount of $750,000 which was due and paid in January 2005. Under the contract, if Mr. Royster remained employed by Radio One through and including December 31, 2004, he would receive a retention bonus of $750,000. Mr. Royster received that bonus in January, 2005. In addition, if he is employed by Radio One on October 18, 2010, he will receive a retention bonus in the amount of $7.0 million, and if his employment is terminated on or after October 18, 2005, he will receive a pro rata portion of the retention bonus based on the number of days he is employed by Radio One between October 18, 2005 and October 18, 2010. In connection with the employment agreement, Mr. Royster agreed to purchase from us and we agreed to sell to him 333,334 shares of Class A common stock and 666,666 shares of Class D common stock, each for a purchase price of $7.00 per share. The purchase price for such shares was funded by a loan from us in 2000 evidenced by a full recourse promissory note from Mr. Royster. We could incur severance obligations under the terms of the employment agreement in the event that Mr. Royster’s employment is terminated.

Chief Administrative Officer.    Linda J. Eckard Vilardo is employed as Chief Administrative Officer, Vice President and Assistant Secretary. Until October 31, 2004, Ms. Vilardo served pursuant to an employment agreement with the Company. The employment agreement provided for an annual base salary of $220,000 beginning in 2000, subject to an annual increase of not less than 5% and an annual cash bonus at the discretion of the board of directors. The employment agreement also provided that if Ms. Vilardo remains employed by Radio One through and including October 31, 2008, she will receive a retention bonus of approximately $2.0 million, and if her employment is terminated after October 31, 2004, she will receive a pro rata portion of the retention bonus based on the number of days she is employed by Radio One between October 31, 2004 and October 31, 2008. In connection with the employment agreement, Ms. Vilardo agreed to purchase from us and we agreed to sell to her 250,000 shares of Class D common stock for a purchase price of $8.02 per share. The purchase price for such shares was funded by a loan from us evidenced by a full recourse promissory note from Ms. Vilardo.

401(k) Plan

We adopted a defined contribution 401(k) savings and retirement plan effective August 1, 1994. Employees are eligible to participate after completing 90 days of service and attaining age 21. Participants may contribute up to $14,000 of their gross compensation, subject to certain limitations.

Stock Option Plan

In March 1999, our board of directors adopted a stock option plan, which was also approved by our stockholders, for employees, consultants and non-employee directors. The plan is administered by the board’s compensation committee. The plan was amended on May 26, 2004 to increase the shares of Class D common stock available for issuance under the plan.

We can grant options, stock appreciation rights, restricted stock, phantom shares or other stock-based awards under the plan. An aggregate of 1,408,099 shares of Class A common stock and 10,816,198 shares of Class D common stock have been reserved for issuance under the plan. We may not grant awards of more than 704,050 shares of our Class A common stock or more than 1,908,099 shares of our Class D common stock to any participant in any calendar year. Options granted under the stock option plan may be either incentive or non-incentive stock options as those terms are define in the Internal Revenue Code. Each option will be exercisable in whole or in installments, as determined at the time of grant. The term of any option granted may not be more than ten years from the date of grant. The plan enables us to provide and tailor incentive compensation for the retention of key personnel and to support corporate and business objectives. In addition, the plan allows us to anticipate and respond to changing business environment and competitive compensation practices.

Stock Option Grants in 2004

The following table sets forth the information as of December 31, 2004 concerning the stock options we granted to named executives under the plan during 2004.

	Individual Grants
	Number of Common Shares Underlying Option Granted	Percent of Total Options Granted to Employees in Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term*
Name					5%	10%
Catherine L. Hughes	—	0%	n/a	n/a	n/a	n/a
Alfred C. Liggins, III	1,500,000	92%	$14.80	08/10/2014	$13,961,461	$35,381,083
Scott R. Royster	—	0%	n/a	n/a	n/a	n/a
Mary Catherine Sneed	—	0%	n/a	n/a	n/a	n/a
Linda J. Eckard Vilardo	—	0%	n/a	n/a	n/a	n/a

*	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value or our common stock on the date of grant of the options appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of the appreciated price.

Stock Option Exercises in 2004 and Option Values at December 31, 2004

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2004 and the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2004 by each of the named executive officers. Value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 2004, which was $16.10 for the Class A common stock and $16.12 for the Class D common stock.

Aggregate Option Exercises in Last Fiscal Year and Option Values at December 31, 2004

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End				Value of Unexercised In-the-Money Options at Fiscal Year-End
			Exercisable		Unexercisable		Exercisable		Unexercisable
Name			Class A	Class D	Class A	Class D	Class A	Class D	Class A	Class D
Catherine L. Hughes	—	—	—	375,000	—	125,000	—	$959,063	—	$319,688
Alfred C. Liggins, III	—	—	—	562,500	—	1,187,500	—	974,631	—	1,644,844
Scott R. Royster	—	—	18,646	87,292	—	50,000	$155,135	298,709	—	—
Mary Catherine Sneed	—	—	—	275,000	—	325,000	—	639,375	—	639,375
Linda J. Eckard Vilardo	—	—	11,077	110,154	—	50,000	92,161	481,834	—	—

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2004, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our equity compensation plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders
Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan
Class A	115,537	$12.60	1,219,617
Class D	6,124,725	$15.31	4,066,284
Equity compensation plans not approved by security holders	—		—

Total	6,240,262		5,285,901

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Radio One has formed a compensation committee of the board of directors, and all of the directors serving on such committee are non-employee directors of Radio One. The compensation committee currently consists of three directors, Terry L. Jones, Brian W. McNeill and D. Geoffrey Armstrong. No member of our compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. Mr. Jones is the President of Syndicated Communications, Inc. For a description of relationships between Radio One and Syndicated Communications, Inc. see “Certain Relationships and Related Transactions.”

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

ON EXECUTIVE COMPENSATION

The compensation committee reviews the performance of the executive officers of Radio One and reviews and approves their compensation, including stock option, salary and cash bonus amounts.

Compensation Policies and Philosophy

The financial success of Radio One is linked to the ability of its executive officers and managers to direct Radio One’s current operations, assess the advantages of potential acquisitions, and realign the operations of the acquired entities with the operating policies of Radio One. A major objective of Radio One’s compensation strategy is to attract and retain top-quality executive officers and managers. Another objective of Radio One’s compensation strategy is to reward executive officers and managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve Radio One’s financial goals and to align the interests of Radio One’s managers with the interests of Radio One’s stockholders.

In order to achieve the foregoing objectives, Radio One uses a combination of base salary, cash bonuses and stock options for purposes germane to the mutual success of Radio One and its executive officers.

In establishing the compensation levels for Radio One’s executive officers, the compensation committee considers a number of factors, including the level and types of compensation paid to executive officers in similar positions by comparable companies. In addition, the compensation committee evaluates Radio One’s performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of Radio One in meeting its financial objectives.

Components of Compensation

During 2004, we had employment agreements with Alfred C. Liggins, III, Linda J. Eckard Vilardo and Scott R. Royster. Ms. Vilardo’s employment agreement expired on October 31, 2004. Mr. Liggins’ employment agreement expired on April 9, 2005. In setting base salaries for officers and employees, we consider the experience of the individual, the scope and complexity of the position, our size and growth rate and the compensation paid for comparable positions by other companies in the radio broadcast industry.

Executive officer cash bonuses (to the extent the executive officer is not already entitled to receive a bonus under their respective employment agreement) are used to provide executive officers with financial incentives to meet annual performance targets. Bonus recommendations for executive officers other than the Chief Executive Officer (“CEO”) are proposed by the CEO, reviewed and, when appropriate, revised and approved by the compensation committee. The compensation committee also establishes the bonus level for the CEO.

The compensation committee believes that equity ownership by the executive officers, managers, and other employees of Radio One provides incentive to build stockholder value and aligns the interests of these employees with the interests of stockholders. To promote our long-term objectives, stock awards are made to our executive officers, employees, non-employee directors and certain advisors and consultants who are in a position to contribute to our long-term success. Stock awards are made pursuant to the Radio One Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan in the form of stock options and restricted stock grants. Upon hiring executive officers, managers, and certain other key employees, the compensation committee typically approves stock option or restricted stock grants under the stock option plan, subject to applicable vesting periods. Thereafter, the compensation committee considers awarding additional grants, usually on an annual basis, under the stock option plan. The compensation committee believes these additional annual grants provide incentives for executive officers, managers, and key employees to remain with Radio One. Options are granted at the current market price of Radio One’s common stock and, consequently, have value only if the price of Radio One’s common stock increases over the exercise price. The size of the initial and periodic grants to employees other than the CEO and the executive officers are proposed by the CEO, reviewed and, when appropriate, revised and approved by either the compensation committee or by the board of directors. The compensation committee establishes the size of the initial and periodic grants to the CEO and the other executive officers.

Compensation of the CEO

Mr. Liggins was compensated with an annual base salary of $525,000 for 2004, which is subject to an annual increase of not less than 5% and annual bonuses based on the performance of Radio One. The compensation committee has established base compensation for the CEO at a level appropriate for the duties and scope of responsibilities of the position. The CEO’s compensation takes into account the same factors used to determine executive officer salaries, the salaries paid to chief executive officers of comparable broadcasting companies and the CEO’s leadership in setting and pursuing Radio One’s financial, operational and strategic objectives. The compensation committee reviews the performance of the CEO of Radio One, as well as other executive officers of Radio One annually.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), imposes limitations upon the federal income tax deductibility of compensation paid to our CEO and to each of our other four most highly compensated executive officers. Under these limitations, we may deduct up to $1,000,000 of compensation for such executive officer in any one year or may deduct all compensation, even if over $1,000,000, if we meet certain specified conditions (such as certain performance-based compensation that has been approved by stockholders). As the net cost of compensation, including its deductibility, is weighed by the compensation committee against many factors in determining executive compensation, the compensation committee may determine that it is appropriate and in the best interest of the Company to authorize compensation that is not deductible, whether by reason of Section 162(m) or otherwise.

Respectfully submitted,

Compensation Committee:

Terry L. Jones

Brian W. McNeill

D. Geoffrey Armstrong

STOCKHOLDER RETURN PERFORMANCE GRAPHS

The graphs below compare the cumulative total return on Radio One’s Class A common stock and Class D common stock with the Nasdaq Stock Market (U.S.) Index and a peer group of radio broadcasting companies (Clear Channel Communications, Inc., Cox Radio, Inc., Emmis Communications Corp., Entercom Communications Corp., and Saga Communications Inc.) for the periods commencing on May 6, 1999, the first day of trading of our Class A common stock and June 6, 2000, the first day of trading of our Class D common stock, and each ending on December 31, 2004. The data set forth in the table pertaining to Radio One’s Class A common stock assumes the value of an investment in the Class A common stock and each Index was $100 on May 6, 1999. The data set forth in the table pertaining to Radio One’s Class D common stock assumes the value of an investment in the Class D common stock and each Index was $100 on June 6, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

New Mableton Broadcasting Corporation

In October 2004, Radio One acquired the outstanding stock of New Mableton Broadcasting Corporation (“NMBC”), which owns WAMJ-FM, a radio station licensed to the Atlanta metropolitan area. The total acquisition price was approximately $35.0 million in cash. Prior to the acquisition, Mableton Investment Group, LLC (“MIG”) was NMBC’s majority shareholder. Alfred C. Liggins, III, Radio One’s CEO, was the sole member and manager of MIG. Until February 2003, Syndicated Communications Venture Partners II, LP was also a member of MIG. Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, LP, is a member of Radio One’s board of directors. The terms of the NMBC acquisition were approved by an independent committee of Radio One’s board of directors and a fairness opinion was obtained from an independent third party. Prior to acquiring NMBC, Radio One programmed and provided management services to WAMJ-FM through a local management agreement with MIG. Total fees paid under the local management agreement were approximately $154,000 and $223,000 for the years ended December 31, 2004 and 2003, respectively.

Office Lease

Radio One leased office space in 2004 and 2003 from a partnership in which Radio One’s Chief Executive Officer and Chairperson are partners. Total rent paid to the partnership in each of the years ended December 31, 2004 and 2003 was approximately $119,000 and $218,000 respectively. Effective June 28, 2004, the partnership sold the property to a third party. On that date, Radio One entered into a new lease with the third party that expired in January 2005, after which Radio One relocated to a new facility.

Transmitter Lease

Bell Broadcasting Company, a Radio One subsidiary, leases the transmitter site for WDMK-FM from American Signaling Corporation for approximately $74,000 per year. American Signaling Corporation is a wholly-owned subsidiary of Syndicated Communications Venture Partners II, L.P. Terry L. Jones, a general partner of Syndicated Communications Venture Partners II, L.P., is also a member of Radio One’s board of directors. We believe that the terms of this lease are not materially different than if the agreement were with an unaffiliated third party.

Executive Officers’ Loans

In 1998, we extended an unsecured loan to Mr. Liggins in the amount of $380,000, with interest at an annual rate of 5.56% and was evidenced by a demand promissory note. As of December 31, 2004, the aggregate outstanding principal and interest amount on this loan was approximately $543,000. The purpose of the loan was to repay a loan that Mr. Liggins obtained from NationsBank, Texas, N.A. in 1997 to purchase an additional interest in Radio One. In March 2005, Mr. Liggins repaid the loan in full.

In 1999, Radio One of Atlanta, Inc. extended an unsecured loan to Ms. Sneed in the amount of $262,539, which bears interest at an annual rate of 5.56% and is evidenced by two demand promissory notes. As of December 31, 2004, the aggregate outstanding principal and interest amount on this loan was approximately $362,000. The purpose of this loan was to pay Ms. Sneed’s tax liability with respect to incentive grants of Radio One of Atlanta, Inc. stock received by Ms. Sneed.

In 1999, we extended an unsecured loan to Scott R. Royster in the amount of $87,564, which bears interest at an annual rate of 5.56% and is evidenced by a demand promissory note. As of December 31, 2004, the aggregate outstanding principal and interest amount on this loan was approximately $119,000. The purpose of this loan was to pay Mr. Royster’s tax liability with respect to a restricted stock grant.

In February 2002, Mr. Royster exercised a contractual right to receive a non-interest-bearing loan in the amount of $750,000. In January 2005, Mr. Royster repaid the loan in full. The repayment was effected using a combination of cash and 20,000 shares of the Company’s Class D common stock owned by Mr. Royster. All shares transferred to the Company in satisfaction of the loan have been retired by the Company.

In the past, as part of our compensation strategy, we made loans to certain executive officers to allow them to purchase our common stock. Such loans were made to Mr. Royster and Ms. Vilardo in 2000, and to Mr. Liggins in 2001. These loans were approved by our board of directors, bear interest at the applicable federal rate (published monthly by the Internal Revenue Service) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, are evidenced by full recourse promissory notes and are due upon the earlier of the due dates below or within 60 days of the termination of the executive’s employment. In December 2004, Mr. Liggins made an interest payment on his loan in the amount of $2.0 million. As of December 31, 2004, the following information was applicable to the loans:

Borrower	Loan Amount	Approx. Principal & Interest Outstanding	Due Date	Shares Purchased	Purchase Price
Scott R. Royster	$7,000,000	$8,729,000	10/18/10	1,000,000	$7.00
Linda J. Eckard Vilardo	2,005,000	2,392,000	10/31/08	250,000	8.02
Alfred C. Liggins	21,105,000	23,594,000	04/08/05	1,500,000	14.07

In February 2005, Mr. Liggins repaid approximately $17.8 million of the loan using 1,125,000 shares of the Company’s Class D common stock. All shares transferred to the Company in satisfaction of the loan have been retired by the Company. In March 2005, Mr. Liggins repaid the remaining balance of the loan of approximately $6.0 million in cash.

PROPOSAL 3—RATIFICATION OF INDEPENDENT AUDITORS

Our financial statements for the year ended December 31, 2004 have been audited by Ernst & Young LLP, independent auditors. The board of directors has appointed Ernst & Young LLP as independent auditors to audit our financial statements for the year ending December 31, 2005. Although not required by the bylaws or other applicable legal requirements, the board of directors, in the interest of accepted corporate practice, is asking stockholders to ratify the action of the board of directors in appointing the firm of Ernst & Young LLP to be the independent auditors of Radio One for the year ending December 31, 2005, and to perform such other services as may be requested.

Whether the selection of Ernst & Young LLP is ratified or not by our stockholders at the annual meeting, the board in its discretion nevertheless may select and appoint a different independent auditor at any time. In all cases, the board of directors will make any determination as to the selection of Radio One’s independent auditors in light of the best interests of Radio One and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

Ernst & Young LLP billed Radio One an aggregate of approximately $741,000 in fees for professional services rendered in connection with the audit of Radio One’s financial statements for the year ended December 31, 2004, for reviews of the financial statements included in each of Radio One’s quarterly reports on Form 10-Q for that year and for the attestation of management’s report on the effectiveness of internal control over financial reporting under the Sarbanes-Oxley Act of 2002. Approximately $337,000 of the aggregate billing by Ernst & Young LLP for the year ended December 31, 2004 was for the attestation of management’s report on the effectiveness of internal control over financial reporting under the Sarbanes-Oxley Act of 2002. For the year ended December 31, 2003, the aggregate billing by Ernst & Young LLP for audit services was approximately $360,000.

Audit-Related Fees

Ernst & Young LLP billed Radio One an aggregate of approximately $18,000 and $11,000 for audit-related services for the years ended December 31, 2004 and 2003, respectively. Audit-related services primarily include transaction due diligence and related accounting consultations.

Tax Fees

Ernst & Young LLP did not perform or bill Radio One for any tax services for the year ended December 31, 2004. Ernst & Young LLP billed Radio One approximately $4,000 for tax services, including tax compliance, tax advice and tax planning for the year ended December 31, 2003.

All Other Fees

Ernst & Young LLP did not perform or bill Radio One for any other professional services during the years ended December 31, 2003 and 2004.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Radio One by Ernst & Young LLP. This policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. The audit committee has delegated to the Chairperson of the audit committee authority to approve permitted services up to a certain amount provided that the Chairperson reports any decisions to the audit committee at its next scheduled meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION

OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

FOR THE YEAR ENDING DECEMBER 31, 2005.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

In order for stockholder proposals to be included in the proxy statement for the 2006 annual meeting, we must receive them no later than January 26, 2006, the date that is 120 days prior to the anniversary of this year’s annual meeting. To be considered for inclusion in our proxy statement for that meeting, stockholder proposals must be in compliance with Rule 14a-8 under the Exchange Act. They must also be submitted in writing by notice delivered to the Assistant Secretary, Radio One, Inc., 5900 Princess Garden Parkway, 7th Floor, Lanham, Maryland 20706.

OTHER BUSINESS

At this time, the board of directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

John W. Jones

Assistant Secretary

FORM OF PROXY

RADIO ONE, INC.

5900 Princess Garden Parkway

Lanham, Maryland 20706

This Proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on May 25, 2005 at 9:30 a.m. Eastern Time, at The Hotel George, 15 E Street, NW, Washington, D.C. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of Radio One, Inc. (the “Company”) and the accompanying Proxy Statement. The undersigned holder of Class A and/or Class B common stock hereby appoints Scott R. Royster and Linda J. Eckard Vilardo, and each of them individually, as proxies, each with the powers the undersigned would possess if personally present, and each with full power of substitution, to vote as specified in this proxy all of the shares of Class A and/or Class B common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 25, 2005, and at any adjournments or postponements thereof.

With respect to such other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, the proxies named above are authorized to vote upon those matters in their discretion. The undersigned Stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign, date and return this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

SEE REVERSE SIDE

Please mark your vote as in this example:  ☒

When this proxy card is properly executed, the shares to which it relates will be voted in accordance with the directions indicated hereon. If no direction is made, the shares will be voted FOR the proposal below.

1. Election of Class A Directors

FOR  `    WITHHOLD AUTHORITY  `

                    to vote for all nominees listed below

Nominees: Brian W. McNeill and Terry L. Jones. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the “FOR” box and write the name of the nominee for whom you are withholding authority in the space provided below.)

2. Election of Other Directors

FOR  [  ]    WITHHOLD AUTHORITY  [  ]

                to vote for all nominees listed below

Nominees: Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, L. Ross Love and Ronald E. Blaylock. (INSTRUCTIONS: to withhold authority to vote for any individual nominee, mark the “FOR” box and write the name of the nominee for whom you are withholding authority in the space provided below.)

3. Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2005.

                FOR  [  ]    AGAINST  [  ]    ABSTAIN  [  ]

By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held May 25, 2005 at 9:30 a.m. Eastern Time, at The Hotel George, 15 E Street, NW, Washington, D.C and the Proxy Statement dated April 25, 2005.

DATE	SIGNATURE(S)

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